Exhibit 10.15

PROMISSORY NOTE AND PLEDGE AGREEMENT

$235,000	April 16, 2001
San Jose, California

FOR VALUE RECEIVED, the undersigned, an individual with an address of 16071 Mays Ave., Monte Sereno, CA 95030 (“Maker”), unconditionally promises to pay to the order of Pumatech, Inc., a Delaware corporation (the “Company”), at its principal office (now located in San Jose, California), the principal sum of $235,000, on or before April 16, 2002 (the “Due Date”). Such principal sum shall bear interest from the date hereof at a rate of 6% per annum on the unpaid balance of this Note, compounded daily. The entire outstanding balance of principal and accrued but unpaid interest shall be due and payable on the Due Date. In the event that such amounts are not repaid within 10 days after the Due Date, the Maker hereby agrees to pay the Company an additional amount equal to 5% of the principal sum amount remaining unpaid in addition to the principal and interest described above. In the event the Maker’s employment with Company is terminated, the principal and interest described above shall be due on the 185th day from the date of termination, or on the Due Date, whichever is sooner.

As security for the full and timely payment of this Note, the Maker hereby pledges and grants to the Company a security interest in the 31,662 shares of the Company’s common stock held in account number 207-2282 (‘Pledged Stock”) by custodian of the account, Deutsche Banc Alex. Brown (“Custodian”). The Custodian shall hold the Pledged Stock for the benefit of the Company to perfect the security interest granted hereunder.

At the option of the holder, this entire Note shall become immediately due and payable, without demand or notice, upon the occurrence of any one of the following events:

(a)	any misrepresentation or omission of or on behalf of the Maker made to the holder in connection with this loan;

(b)	insolvency or failure of the Maker or any guarantor to generally pay its debts as they become due;

(c)	assignment for the benefit of creditors of, or appointment of a receiver or other officer for, all or any part of the Maker’s property;

(d)	adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor’s relief law by or against the Maker or any guarantor;

(e)	death of the Maker; or

(f)	sale or transfer, whether voluntary or involuntary, of all or any interest in the property which is security for this Note.

Principal and interest are payable in lawful money of the United States of America. The Maker may prepay any amount due hereunder, without premium or penalty.

In the event the Company incurs any costs or fees in order to enforce payment of this Note or any portion thereof, the undersigned agrees to pay to the Company, in addition to such amounts as are owed pursuant to this Note, such costs and fees, including, without limitation, a reasonable sum for attorneys’ fees.

The undersigned hereby waives to the full extent permitted by law all rights to plead any statute of limitations as a defense to any action hereunder.

Notwithstanding the foregoing, the undersigned acknowledges that this Note is a full recourse note and that the undersigned is liable for full payment of this Note without regard to the value at any time or from time to time of the Pledged Stock. In the event of any default in the payment of this Note, the Company shall have and may exercise any and all remedies of a secured party under the California Commercial Code, and any other remedies available at law or in equity, with respect to the Pledged Stock.

The failure of the Company to exercise any of the rights created hereby, or to promptly enforce any of the provisions of this Note, shall not constitute a waiver of the right to exercise such rights or to enforce any such provisions.

As used herein, the undersigned includes the successors, assigns and distributees of the undersigned.

As used herein, the Company includes the successors, assigns and distributees of the Company, as well as a holder in due course of this Note.

This Note is made under and shall be construed in accordance with the laws of the State of California, without regard to the conflict of law provisions thereof.

MAKER

/s/ KELLY HICKS
Kelly Hicks

Accepted by: PUMATECH, INC.

By:	/s/ STEPHEN A. NICOL

Title:	Vice President of Sales

AMENDMENT NO. 1 TO PROMISSORY NOTE AND PLEDGE AGREEMENT

April 16, 2002
San Jose, California

This Amendment No. 1 to Promissory Note and Pledge Agreement (“Amendment”) amends that certain Promissory Note and Pledge Agreement dated April 16, 2001 (“Original Note”) made by Kelly J. Hicks. Capitalized terms not defined in this Amendment shall have the same meaning as set forth in the Original Note.

Pursuant to this Amendment:

1.	The Due Date is extended to April 16, 2003.

2.	Commencing April 16, 2002, the principal sum of $235,000 shall bear interest at a rate of four percent (4%) per annum on the unpaid balance of the Original Note, compounded daily.

Except as specifically modified by this Amendment, the Original Note remains unchanged.

Accepted by: PUMATECH, INC.		MAKER

By:	/s/ BRADLEY A. ROWE	/s/ KELLY HICKS

Title:	Chief Executive Officer	Kelly Hicks